UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 15, 2011

j2 Global Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25965	51-0371142
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

6922 Hollywood Blvd.
Suite 500
Los Angeles, California 90028
(Address of principal executive offices)

(323) 860-9200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¡	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¡	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¡	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¡	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 and 7.01. Results of Operations and Financial Condition and Regulation FD Disclosure

On February 15, 2011, j2 Global Communications, Inc. issued a press release announcing its financial results for the fourth quarter and year ended December 31, 2010. The press release also contains the following financial guidance for fiscal year 2011: j2 Global expects revenues between $320 and $340 million and Non-GAAP net earnings per diluted share between $2.21 and $2.42, exclusive of between $9 and $11 million of share-based compensation expense and between $5 and $8 million of acquisition-related transition costs. It is anticipated that the normalized tax rate for 2011 (exclusive of the release of certain FIN 48 reserves) will be between 28% and 30%. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Also on February 15, 2011, j2 Global hosted its fourth quarter and year-end 2010 earnings conference call and Webcast. Via the Webcast, the Company presented its February 2011 Investor Presentation, which contains a summary of j2 Global’s financial results for the fiscal year ended December 31, 2010; financial estimates for fiscal year 2011; and certain other financial and operating information regarding j2 Global. A copy of this presentation is furnished as Exhibit 99.2 to this Form 8-K.

NOTE: This information is being furnished under both Item 2.02 (Results of Operations and Financial Condition) and Item 7.01 (Regulation FD Disclosure) of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01. Financial Statements and Exhibits.

(c) Exhibits

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press Release dated February 15, 2011.
99.2	February 2011 Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

j2 Global Communications, Inc.
(Registrant)

Date: February 15, 2011	By:	/s/ Kathleen M. Griggs
Kathleen M. Griggs
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press Release dated February 15, 2011.
99.2	February 2011 Investor Presentation.